REVOLVING CREDIT, TERM LOAN

                                       AND

                               SECURITY AGREEMENT


[GRAPHIC OMITTED]


                         PNC BANK, NATIONAL ASSOCIATION
                            (AS LENDER AND AS AGENT)




                           ---------------------------

                                       AND

          HMG WORLDWIDE CORPORATION, HMG WORLDWIDE IN-STORE MARKETING,
        INC., HMG/INTERMARK WORLDWIDE MANUFACTURING, INC., DISPLAY DEPOT,
           INC., HMG GRIFFITH, INC. and HMG SCHUTZ INTERNATIONAL, INC.
                                   (BORROWERS)


                                 August 27, 1999


BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12

                               TABLES OF CONTENTS

1. DEFINITIONS................................................................1
      1.1      Accounting Terms...............................................1
      1.2      General Terms..................................................1
      1.3      Uniform Commercial Code Terms.................................20
      1.4      Certain Matters of Construction...............................20

2. ADVANCES, PAYMENTS........................................................20
      2.1      Advances......................................................20
      2.2      Procedure for Revolving Advances Borrowing....................21
      2.3      Disbursement of Advance Proceeds..............................23
      2.4      Term Loan.....................................................23
      2.5      Maximum Advances..............................................24
      2.6      Repayment of Advances.........................................24
      2.7      Repayment of Excess Advances..................................25
      2.8      Statement of Account..........................................25
      2.9      Letters of Credit.............................................25
      2.10     Issuance of Letters of Credit.................................25
      2.11     Requirements For Issuance of Letters of Credit................26
      2.12     Additional Payments...........................................27
      2.13     Manner of Borrowing and Payment...............................28
      2.14     Use of Proceeds...............................................29
      2.15     Defaulting Lender.............................................30

3. INTEREST AND FEES.........................................................31
      3.1      Interest......................................................31
      3.2      Letter of Credit Fees.........................................31
      3.3      Closing Fee...................................................32
      3.4      Facility Fee..................................................32
      3.5      Collateral Monitoring Fee.....................................32
      3.6      Computation of Interest and Fees..............................32
      3.7      Maximum Charges...............................................32
      3.8      Increased Costs...............................................32
      3.9      Basis For Determining Interest Rate Inadequate or Unfair......33
      3.10     Capital Adequacy..............................................34

4. COLLATERAL;  GENERAL TERMS................................................35
      4.1      Security Interest in the Collateral...........................35
      4.2      Perfection of Security Interest...............................35
      4.3      Disposition of Collateral.....................................35
      4.4      Preservation of Collateral....................................35
      4.5      Ownership of Collateral.......................................36
      4.6      Defense of Agent's and Lenders' Interests.....................36

BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12

      4.7      Books and Records.............................................37
      4.8      Financial Disclosure..........................................37
      4.9      Compliance with Laws..........................................37
      4.10     Inspection of Premises........................................37
      4.11     Insurance.....................................................38
      4.12     Failure to Pay Insurance......................................38
      4.13     Payment of Taxes..............................................39
      4.14     Payment of Leasehold Obligations..............................39
      4.15     Receivables...................................................39
      4.16     Inventory.....................................................42
      4.17     Maintenance of Equipment......................................42
      4.18     Exculpation of Liability......................................42
      4.19     Environmental Matters.........................................43
      4.20     Financing Statements..........................................45

5. REPRESENTATIONS AND WARRANTIES............................................45
      5.1      Authority; Ownership..........................................45
      5.2      Formation and Qualification...................................45
      5.3      Survival of Representations and Warranties....................46
      5.4      Tax Returns...................................................46
      5.5      Financial Statements..........................................46
      5.6      Name..........................................................47
      5.7      O.S.H.A. and Environmental Compliance.........................47
      5.8      Solvency; No Litigation, Violation, Indebtedness or Default...47
      5.9      Patents, Trademarks, Copyrights and Licenses..................49
      5.10     Licenses and Permits..........................................49
      5.11     Default of Indebtedness.......................................49
      5.12     No Default....................................................49
      5.13     No Burdensome Restrictions....................................50
      5.14     No Labor Disputes.............................................50
      5.15     Margin Regulations............................................50
      5.16     Investment Company Act........................................50
      5.17     Disclosure....................................................50
      5.18     Swaps.........................................................50
      5.19     Conflicting Agreements........................................50
      5.20     Application of Certain Laws and Regulations...................51
      5.21     Business and Property of Borrower.............................51
      5.22     Year 2000.....................................................51
      5.23     Interrelatedness of Borrowers.................................51

6. AFFIRMATIVE COVENANTS.....................................................51
      6.1      Payment of Fees...............................................51
      6.2      Conduct of Business and Maintenance of Existence and Assets...52
      6.3      Violations....................................................52
      6.4      Government Receivables........................................52

BLU-69367_7/ZRM1343/PNC008-129635                                  012000/11:12

      6.5      Fixed Charge Coverage.........................................52
      6.6      Execution of Supplemental Instruments.........................52
      6.7      Payment of Indebtedness.......................................52
      6.8      Standards of Financial Statements.............................53
      6.9      Interest Rate Protection......................................53

7. NEGATIVE COVENANTS........................................................53
      7.1      Merger, Consolidation, Acquisition and Sale of Assets.........53
      7.2      Creation of Liens.............................................53
      7.3      Guarantees....................................................53
      7.4      Investments...................................................53
      7.5      Loans.........................................................54
      7.6      Distributions.................................................54
      7.7      Indebtedness..................................................54
      7.8      Nature of Business............................................54
      7.9      Transactions with Affiliates..................................55
      7.10     Leases........................................................55
      7.11     Subsidiaries..................................................55
      7.12     Fiscal Year and Accounting Changes............................55
      7.13     Pledge of Credit..............................................55
      7.14     Amendment of Certificate of Incorporation; By-Laws............55
      7.15     Compliance with ERISA.........................................55
      7.16     Capital Expenditures..........................................56

8. CONDITIONS PRECEDENT......................................................56
      8.1      Conditions to Initial Advances................................56
      8.2      Conditions to Each Advance....................................59

9. INFORMATION AS TO BORROWER................................................60
      9.1      Disclosure of Material Matters................................60
      9.2      Schedules.....................................................60
      9.3      Environmental Reports.........................................61
      9.4      Litigation....................................................61
      9.5      Material Occurrences..........................................61
      9.6      Government Receivables........................................61
      9.7      Annual Financial Statements...................................61
      9.8      Quarterly Financial Statements................................62
      9.9      Monthly Financial Statements..................................62
      9.10     Other Reports.................................................63
      9.11     Additional Information........................................63
      9.12     Projected Operating Budget....................................63
      9.13     Variances From Operating Budget...............................63
      9.14     Notice of Suits, Adverse Events...............................63
      9.15     ERISA Notices and Requests....................................63
      9.16     Borrowing Base Certificate....................................64

BLU-69367_7/ZRM1343/PNC008-129635                                  012000/11:12

      9.17     Daily Settlement Schedules....................................64
      9.18     Additional Documents..........................................64

10.EVENTS OF DEFAULT.........................................................65

11.LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT................................67
      11.1     Rights and Remedies...........................................67
      11.2     Agent's Discretion............................................68
      11.3     Setoff........................................................68
      11.4     Rights and Remedies not Exclusive.............................68

12.WAIVERS AND JUDICIAL PROCEEDINGS..........................................68
      12.1     Waiver of Notice..............................................68
      12.2     Delay.........................................................69
      12.3     Jury Waiver...................................................69

13.EFFECTIVE DATE AND TERMINATION............................................69
      13.1     Term..........................................................69
      13.2     Termination...................................................69

14.REGARDING AGENT...........................................................70
      14.1     Appointment...................................................70
      14.2     Nature of Duties..............................................70
      14.3     Lack of Reliance on Agent and Resignation.....................71
      14.4     Certain Rights of Agent.......................................71
      14.5     Reliance......................................................72
      14.6     Notice of Default.............................................72
      14.7     Indemnification...............................................72
      14.8     Agent in its Individual Capacity..............................72
      14.9     Delivery of Documents.........................................72
      14.10    Borrower's Undertaking to Agent...............................73

15.BORROWING AGENCY..........................................................73
      15.1     Borrowing Agency Provisions...................................73
      15.2     Waiver of Subrogation.........................................73

MISCELLANEOUS................................................................74
      16.1     Governing Law.................................................74
      16.2     Entire Understanding..........................................74
      16.3     Successors and Assigns; Participations; New Lenders...........76
      16.4     Application of Payments.......................................77
      16.5     Indemnity.....................................................78
      16.6     Notice........................................................78
      16.7     Survival......................................................79
      16.8     Severability..................................................79

BLU-69367_7/ZRM1343/PNC008-129635                                  012000/11:12

      16.9     Expenses......................................................79
      16.10    Injunctive Relief.............................................80
      16.11    Consequential Damages.........................................80
      16.12    Captions......................................................80
      16.13    Counterparts; Telecopied Signatures...........................80
      16.14    Construction..................................................80
      16.15    Confidentiality; Sharing Information..........................80
      16.16    Publicity.....................................................81





BLU-69367_7/ZRM1343/PNC008-129635                                  012000/11:12

                           REVOLVING CREDIT, TERM LOAN
                                       AND
                               SECURITY AGREEMENT


     REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT dated August 27, 1999, among HMG WORLDWIDE CORPORATION, HMG WORLDWIDE IN-STORE MARKETING, INC., HMG/INTERMARK WORLDWIDE MANUFACTURING, INC., DISPLAY DEPOT, INC., HMG GRIFFITH, INC. and HMG SCHUTZ INTERNATIONAL, INC. (each, individually, a "Borrower" and jointly, severally and collectively, "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

1.       DEFINITIONS.

         1.1 Accounting Terms. As used in this Agreement, the Notes, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2, to the extent therein not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited consolidated and consolidating financial statements of HMG Worldwide for the fiscal year ended December 31, 1998.

     1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Acceptances" shall mean any existing and future drafts which involve any Borrower or beneficiary under a Letter of Credit as drawer that are processed and accepted for payment by Agent or other accepting bank in its absolute discretion.

     "Accountants" shall have the meaning set forth in Section 9.7 hereof.

                  "Additional Convertible Notes" shall mean one or more 10% Convertible Debentures issued by HMG Worldwide Corporation in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000.00), in form and content and on such terms and conditions as shall be satisfactory to Lenders in their discretion.

                  "Advances" shall mean and include the Revolving Advances, Letters of Credit and the Term Loan.


BLU-69367_7/ZRM1343/PNC008-129635                                  012000/11:12
                                        1

     "Advance Rates" shall mean, collectively, the Receivables Advance Rate, the Inventory Advance Rate and the Securities Advance Rate.

     "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 30% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

     "Authority" shall have the meaning set forth in Section 4.19(d).

     "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

     "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

     "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

     "Borrowers' Account" shall have the meaning set forth in Section 2.8.

     "Borrowing Agent" shall mean HMG Worldwide.

     "Business Day" shall mean, with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and Philadelphia, Pennsylvania, and with respect to all other matters, any day other than a day on which commercial banks in Pennsylvania are authorized or required by law to close.

     "Capital Expenditures" shall mean any expenditure that would be classified as a capital expenditure on a statement of cash flow of any Borrower prepared in accordance with GAAP.

     "Cash" shall mean all lawful cash money of the United States of America, and all cash equivalents acceptable to Lenders.


BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                        2

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. "9601 et seq.

     "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Borrower (other than HMG Worldwide) to a Person who is not listed on Schedule 5.1 or (b) any merger or consolidation of or with any Borrower (other than in connection with or as part of a Permitted Acquisition) or sale of all or substantially all of the property or assets of any Borrower. For purposes of this definition, "control of any Borrower (other than HMG Worldwide)" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Borrower (other than HMG
Worldwide) or (y) to direct or cause the direction of the management and policies of such Borrower (other than HMG Worldwide) by contract or otherwise.

     "Change of Ownership" shall mean (a) fifty percent (50%) or more of the common stock of any Borrower (other than HMG Worldwide) is no longer owned or controlled by (including, for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of any Borrower (other than HMG Worldwide) held by any of the Original Owners is convertible or for which any such shares of the capital stock of any Borrower (other than HMG Worldwide) or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) one or more Persons who is or are either an Original Owner or an Affiliate or Subsidiary of an Original Owner or (b) any merger or consolidation of or with any Borrower (other than in connection with or as part of a Permitted Acquisition) or the sale of substantially all of the property or assets of any Borrower.

     "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

     "Closing Date" shall mean August 27, 1999, or such other date as may be agreed to by the parties hereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Collateral" shall mean and include:

     (a) all Receivables;

     (b) all Equipment;


BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                        3

     (c) all Financial Assets;

     (d) all General Intangibles;

     (e) all Inventory;

     (f) all Investment Property;

     (g) all Real Property;

     (h) the Securities Account;

     (i) all of each  Borrower's  right,  title and  interest  in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Borrower from any Customer relating to the Receivables; (vi) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by such Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which such Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Borrower;

     (j) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f),
(g), (h) or (i) of this Paragraph; and

     (k) all proceeds and products of (a),  (b),  (c),  (d), (e), (f), (g), (h),
(i) or (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

     "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) hereof.


BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                        4

     "Commitment  Transfer  Supplement"  shall  mean a  document  in the form of
Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

     "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

     "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrowers, are treated as a single employer under Section 414 of the Code.

     "Convertible Notes" means those certain HMG Worldwide Corporation 7% Convertible Notes due February 24, 2002 in the aggregate principal amount of $5,000,000.00.

     "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower pursuant to which such Borrower is to deliver any personal property or perform any services.

     "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

     "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

     "Defaulting Lender" shall have the meaning set forth in Section 2.15(a) hereof.

     "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

     "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

     "Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Base Rate.

     "Early Termination Date" shall have the meaning set forth in Section 13.1 hereof.

     "Earnings  Before  Interest and Taxes" shall mean for any period the sum of
(i) net income (or loss) of HMG Worldwide on a consolidated basis for such period (excluding extraordinary gains, other than on account of any "swap agreement" contemplated under Section 6.9 hereof), plus (ii) all interest expense of HMG Worldwide on a consolidated basis for such period,

BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                        5
     plus (iii) all charges against income of HMG Worldwide on a consolidated basis for such period for federal, state and local taxes.

     "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses of HMG Worldwide on a consolidated basis for such period, plus (iii) amortization expenses of HMG Worldwide on a consolidated basis for such period.

     "Eligible Inventory" shall mean and include each Borrower's Inventory of finished goods and raw materials, valued at the lower of cost or market, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all applicable and relevant standards imposed by any governmental agency, division or department thereof. Eligible Inventory shall include all Inventory in-transit which otherwise meets all criteria of Eligible Inventory from time to time, the payment for which is being made pursuant to a Letter of Credit.

     "Eligible Receivables" shall mean and include Receivables of each Borrower arising in the ordinary course of such Borrower's business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

     (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

     (b) it is due or unpaid more than sixty (60) days after the original due date, but in no event more than one hundred twenty (120) days after the original invoice date;

     (c) fifty percent (50%) or more of the Receivables from the Customer obligated with respect to such Receivable are not deemed Eligible Receivables hereunder. Such percentage may, in Lenders' sole discretion, be increased or decreased from time to time;

     (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

     (e) the Customer obligated with respect to such Receivable shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv)

BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                        6
     commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

     (f) the sale giving rise to such Receivable is to a Customer outside the United States of America and Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

     (g) the sale to the Customer obligated with respect to such Receivable is on a bill-and-hold, guaranteed sale, sale- and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

     (h) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the relevant Customer's financial inability to pay;

     (i) the Customer obligated with respect to such Receivable is the United States of America, any state or any department, agency or instrumentality of any of them, unless the relevant Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

     (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the relevant Customer or its designee or the services giving rise to such Receivable have not been performed by the relevant Borrower and accepted by the relevant Customer or such Receivable otherwise does not represent a final sale;

     (k) the Receivables of the Customer obligated with respect to such Receivable exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

     (l) such Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of any Borrower or such Receivable is contingent in any respect or for any reason;

     (m) the relevant Borrower has made any agreement with the Customer obligated with respect to such Receivable for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto, but the relevant Receivable shall be excluded form Eligible Receivables only to the extent of such deduction to the extent not already deducted in determining the amount of such Receivable;


BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                        7

     (n) any return, rejection or repossession of the merchandise giving rise to such Receivable has occurred;

     (o) such Receivable is not payable to any Borrower; or

     (p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

     "Eligible Securities" shall mean the Cash and Government Securities from time to time maintained in the Securities Account, which shall be deemed to be an Eligible Security by Agent based on such considerations as Agent may from time to time deem appropriate and which shall be subject to a first priority security interest in favor of Agent.

     "Environmental Complaint" shall have the meaning set forth in Section 4.19(d) ----------------------- --------------- hereof.

     "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Equipment" shall mean and include all of each Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all of such Borrower's equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts and accessories and all replacements and substitutions therefor or accessions thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

     "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.


BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                        8

     "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article 10 hereof subject to, to the extent provided for therein, the giving of notice, the lapse of time or both.

     "Excess Cash Flow" shall mean, for any fiscal year of HMG Worldwide, the sum remaining after deducting from HMG Worldwide's consolidated EBITDA for such fiscal year the following amounts actually paid or accrued during or in respect of such fiscal year: (a) Senior Debt Payments; (b) non-financed capital expenditures permitted hereunder; (c) cash dividends; and (d) accrued taxes. For purposes of the foregoing and for purposes of the definition of "Fixed Charge Coverage Ratio" below, the conversion of a portion of the Convertible Notes, the Additional Convertible Notes or any of the obligations evidenced thereby into capital stock of any Borrower shall not be deemed a Senior Debt Payment.

     "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

     "Fee Letter" shall mean that certain letter agreement between Agent and Borrowers of even date herewith regarding certain fees to be paid by Borrowers to Agent.

     "Financial Assets" shall have the meaning provided for such term under the Uniform Commercial Code as adopted in the State of New York and shall in any event include, without limitation, all items from time to time in the Securities Account.

     "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA, minus unfinanced capital expenditures, minus cash taxes paid during such period, to (b) all Senior Debt Payments during such period

     "Formula Amount" shall have the meaning set forth in Section 2.1(a).

     "GAAP" shall, subject to Section 1.1 hereof, mean generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" shall mean and include all of each Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12
                                        9
     of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative,
judicial,   regulatory  or  administrative  functions  of  or  pertaining  to  a government.

     "Government Securities" shall mean obligations issued or guaranteed by the United States of America or any agency thereof.

     "HMG Worldwide" shall mean HMG Worldwide Corporation.

     "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

     "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

     "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

     "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person, whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred; provided, however, that, to the extent any such indebtedness is a non-recourse or limited recourse obligation where (by law, contract or otherwise) the recovery with respect thereto is limited to the assets and other collateral pledged to secure the payment thereof, for purposes of the foregoing, the amount of such indebtedness shall be limited to the value of the assets that have been acquired by such Person and that secure such indebtedness.

     "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b) hereof.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12
                                       10

     "Inventory" shall mean all of each Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) ---------------------- --------------------- hereof.

     "Investment Property" shall have the meaning provided for such term under the Uniform Commercial Code as adopted in the State of New York and shall in any event include, without limitation, all items from time to time in the Securities Account.

     "Issuer" shall mean any Person who issues a Letter of Credit under this Agreement.

     "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

     "Letter of Credit" shall mean merchandise and standby letters of credit issued for the account of any Borrower under this Agreement.

     "Letter of Credit Fees" shall have the meaning set forth in Section 3.2(a).

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing
statement   under  the  Uniform   Commercial  Code  or  comparable  law  of  any
jurisdiction.

     "Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any Material Adverse Effect whatsoever upon the validity or enforceability of this Agreement or any Other Documents, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of any Borrower, (c) impairs materially or could reasonably be expected to impair materially the ability of any Borrower to duly and punctually pay or perform its Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any Other Documents.

     "Material Adverse Effect" shall mean a material adverse effect with respect to (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b)

BLU-69367_7/ZRM1343/PNC008-129635                                 012000/11:12
                                       11

     Borrowers' ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

     "Maximum Revolving Advance Amount" shall mean Thirty-One Million Nine Hundred Thousand Dollars ($31,900,000.00).

     "Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

     "Mortgage" shall mean, collectively, the mortgages on the Real Property in favor of Agent for the benefit of Lenders, and all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

     "Note" shall mean, collectively, each of the Revolving Credit Notes and the Term ---- Notes.

     "Obligations" shall mean and include any and all of Borrowers' Indebtedness and/or liabilities to Agent or Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent or any Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under this Agreement and/or the Other Documents or, to the extent entered into with PNC (or any Affiliate of PNC), under or in connection with the "swap agreement" contemplated under Section 6.9 hereof.

     "Original Owners" shall mean HMG Worldwide and its Subsidiaries.

     "Other Documents" shall mean the Note, the Mortgage, the Securities Pledge Agreement, the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrowers, or any of them, and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement and, to the extent entered into with PNC (or any Affiliate of PNC), any documents in connection with the "swap agreement" contemplated under Section 6.9 hereof.

     "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of (a) the directors of the Person, or (b) other Persons performing similar functions for such Person.


BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                       12

     "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

     "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Acquisition" shall mean:

     (a) an acquisition by any Borrower of the ownership interests of another Person, in respect of which (i) the consideration to such Person is comprised solely of the capital stock of any Borrower, (ii) neither such Borrower nor any other Borrower assumes or becomes in any way, directly or indirectly, liable for any of the obligations of such Person, (iii) such Person does not become a "Borrower" under this Agreement and does not otherwise receive at any time, directly or indirectly, the proceeds of any Advances and (iv) the assets of such Person are not included as Eligible Inventory, Eligible Receivables or Eligible Securities; and

     (b) an acquisition by any Borrower of assets or ownership interests of another Person other than as set forth in clause (a) above, subject to the following conditions with respect to each such acquisition:

     (i) for the thirty (30) day period immediately prior to the date of such acquisition and after giving effect to such acquisition, Borrowers shall have Undrawn Availability of not less than Three Million Dollars ($3,000,000.00);

     (ii) after giving effect to such acquisition, the aggregate amount of Advances made in respect of all acquisitions shall not be greater than Five Million Dollars ($5,000,000.00);

     (iii) the assets or ownership interests acquired shall be from or with respect to a Person engaged in the same or a similar business as any Borrower;

     (iv) any liabilities to be assumed by any Borrower in respect of such acquisition shall have been disclosed to Agent in writing and approved by the Required Lenders;

     (v) Borrowers shall have delivered to Lenders a summary regarding such acquisition, which summary shall include,

BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                       13
     without limitation, the following: (A) whether such acquisition is an ownership interest or asset acquisition, (B) the purchase price, (C) the terms of any proposed seller financing, (D) the amount of Advances required for such acquisition, (E) name(s) and location(s) of the seller and (F) any liabilities to be assumed in connection therewith. Based on such summary and such additional information in connection therewith as may be reasonably requested by Lenders, Lenders shall advise Borrowers within seven (7) Business Days of receipt by Lenders of such summary and such additional information of Lenders' approval or disapproval (and the reasons therefor) of such acquisition;

     (vi) Borrowers shall have delivered to Lenders at least seven (7) Business Days prior to closing on such acquisition, true and complete copies of all documents in connection therewith, all of which must be on terms and conditions consistent in all material respects with the summary provided to Lenders under Subsection (v) above and otherwise reasonably satisfactory to Required Lenders;

     (vii) Borrowers shall have delivered to Agent all such financing statements and other agreements reasonably required by Agent in order to perfect Agent's first priority security interest for the benefit of Lenders in the assets or ownership interests being acquired;

     (viii) if the transaction consists of the acquisition by any Borrower of the ownership interests of another Person (except as contemplated in clause (a) above), such Person shall become a "Borrower" under this Agreement and each of the Other Documents, as applicable, and shall deliver or cause to be delivered to Agent all such documents, financing statements, resolutions, opinions of counsel and other agreements as reasonably requested by Agent, all in form and content reasonably satisfactory to Agent, pursuant to which, inter alia, ----- ---- (A) such Person shall become fully liable for all Obligations and (B) Agent, for the benefit of Lenders, shall be granted a first priority security interest in all assets of such Person (subject only to Permitted Encumbrances and other encumbrances acceptable to Required Lenders);

     (ix) assets acquired in connection with any such acquisition shall not be included as Eligible Inventory, Eligible Receivables or Eligible Securities, as applicable, unless and until Agent shall

BLU-69367_7/ZRM1343/PNC008-129635                                 012000/11:12
                                       14
     have completed all necessary due diligence with respect to such assets and the results thereof shall be satisfactory to Agent;

     (x) within ten (10) days after closing on such acquisition, Borrowers shall have delivered to Lenders true, complete and executed copies of all documents in connection therewith; and

     (xi) if the acquisition consists of the merger or consolidation of such Person with such Borrower, such Borrower shall be the surviving entity.

     "Permitted Acquisition Indebtedness" shall mean Indebtedness to a seller in connection with or as part of a Permitted Acquisition, which shall be unsecured and fully subordinate to the Obligations and otherwise subject to terms and conditions satisfactory to Required Lenders.

     "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for Charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the relevant Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and, if enforcement of such Lien has been initiated, a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of any Borrower; (h) Liens disclosed on Schedule 1.2; (i) exceptions to title and other encumbrances regarding real property disclosed in Title Commitments Numbered 9917CLA and 99116CLA, respectively issued by Stewart Title Guaranty Company or in any other title policy issued with respect to any real property hereafter acquired; (j) the interest of lessors and others in or to any property (real or personal) leased by any Borrower as lessee; (k) the interest of any Person, as lessee, in or to any property leased by any Borrower as lessor; (l) the rights and interests of others under any contract constituting part of the Collateral; and (m) liens in favor of PNC.

     "Permitted Investments" shall have the meaning set forth in Section 7.4 hereof.

     "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether

BLU-69367_7/ZRM1343/PNC008-129635                               012000/11:12
                                       15

     Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the relevant Borrower or any member of the Controlled Group or any such Plan to which the relevant Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

     "Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a) ----------------------- -------------- hereof.

     "Pro  Forma  Financial  Statements"  shall  have the  meaning  set forth in
Section 5.5(b) hereof.

     "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

     "Purchasing Lender" shall have the meaning set forth in Section 16.3(c) hereof.

     "Questionnaire" shall mean the Information Certificate and the responses thereto provided by Borrowers and delivered to Agent.

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. " 6901 et seq., as same may be amended from time to time.

     "Real Property" shall mean all real property and all improvements thereon now or hereafter owned or leased by any Borrower.

     "Receivables" shall mean and include all of the relevant Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

     "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) ------------------------ -------------------- hereof.

     "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

     "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

     "Required Lenders" shall mean (a) all Lenders, at all times during which there are not more than two Lenders; and (b) Lenders holding at least 662/3% of the Advances and, if no

BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                       16

     Advances are outstanding, shall mean Lenders holding 662/3% of the Commitment Percentages, at all times during which there are more than two Lenders.

     "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurency funding.

     "Revolving Advances" shall mean Advances made other than Letters of Credit and the Term Loan.

     "Revolving Credit Note" shall have the meaning set forth in Section 2.1(a) hereof.

     "Revolving Interest Rate" shall mean an interest rate per annum equal to the sum of the (a) Base Rate plus .25% with respect to Domestic Rate Loans, and
(b) Eurodollar Rate plus 2.5% with respect to Eurodollar Rate Loans.

     "Schutz Note" means that certain Promissory Note from HMG Schutz International, Inc. to Schutz International, Inc. dated July 31, 1998 in the original stated principal amount of Three Million Five Hundred Seventeen Thousand Two Hundred Eight Dollars ($3,517,208.00)

     "Securities Account" shall mean that certain securities account maintained by HMG Worldwide with PNC, being account number _______________ and all substitutions and replacements thereof.

     "Securities Advance Rate" shall have the meaning set forth in Section 2.1(a)(y) (iii) ----------------------- ----------------------- hereof.

     "Securities Pledge Agreement" shall mean that certain Securities Pledge Agreement of even date herewith between HMG Worldwide and Agent for the benefit of Lenders.

     "Senior Debt Payments" shall mean and include all cash actually expended by Borrowers to make (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Term Loan (which, for these purposes, shall not be deemed to include payments of principal required to be made on account of Excess Cash Flow as contemplated by Section 2.4(b) hereof), plus, (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances (but for these purposes fees, commissions and charges payable on or at, or with respect to any services performed or costs or expenses incurred on or prior to, the Closing Date shall be amortized over the Term), plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money (including, without limitation, all payments due under the Convertible Notes, the Schutz Note and the Additional Convertible Notes).

     "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day, in which case it shall be the next succeeding Business Day.

BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                       17

     "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     "Term" shall have the meaning set forth in Section 13.1 hereof.

     "Term Loan" shall mean Advances made pursuant to Section 2.4 hereof.

     "Term Loan Rate" shall mean an interest rate per annum equal to the sum of the (a) Base Rate plus .75% with respect to Domestic Rate Loans, and (b) Eurodollar Rate plus 3.0% with respect to Eurodollar Rate Loans.

     "Term Note" shall have the meaning set forth in Section 2.4 hereof.

     "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

     "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. " 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

     "Transactions" shall have the meaning set forth in Section 5.5(a) hereof.

     "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

     "Undrawn  Availability"  at a particular date shall mean an amount equal to
(a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan), plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

BLU-69367_7/ZRM1343/PNC008-129635                                  012000/11:12
                                       18

     "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

     "Year 2000  Problem"  shall  have the  meaning  set forth in  Section  5.22 hereof.

     1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

     1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2.       ADVANCES, PAYMENTS.

         2.1      Advances.

     (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

     (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

     (ii) up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory or (B) 50% in the aggregate at any one time of (I) the sum of the amount determined pursuant to Sections 2.1(a)(y)(i), 2.1(a)(y)(ii)(A) and 2.1(a)(y)(iii) hereof, minus (II) the amount determined pursuant to Section 2.1(a)(y)(v) below, plus

     (iii) up to 100% of Eligible Securities consisting of Cash, and up to 90% of Eligible Securities consisting of Government Securities, in each case subject to the provisions of Section 2.1(b) hereof (the "Securities Advance Rate"), minus

     (iv) the aggregate amount of outstanding Letters of Credit, minus


BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                       19

     (v) such reserves as Agent may reasonably deem proper and necessary from time to time.

     The amount  derived  from the sum of (x)  Sections  2.1(a)(y)(i),  (ii) and
(iii) minus (y) Section 2.1 (a)(y)(v) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory notes delivered to the Lenders from time to time (collectively, the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit 2.1(a).

     (b) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrowers consent to any such increases or decreases and acknowledge that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrowing Agent.

     2.2 Procedure for Revolving Advances Borrowing.

     (a) Borrowing Agent on behalf of Borrowers may notify Agent prior to 11:00 a.m. on a Business Day of Borrowers' request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders included in the Other Documents, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any such other agreement with Agent or Lenders, and such request shall be irrevocable.

     (b) Notwithstanding the provisions of (a) above, in the event Borrowers desire to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be at least Five Hundred Thousand Dollars ($500,000.00) and an integral multiple of One Hundred Thousand Dollars ($100,000.00) thereof, and
(iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrowers during the continuance of a Default or an Event of Default.

     (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above; provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

     Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion

BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                       20
     given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

     (d) Provided that no Default or Event of Default shall have occurred and be continuing, Borrowers may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrowers desire to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

     (e) At its option and upon three (3) Business Days' prior written notice, Borrowers may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrowing Agent shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

     (f) Borrowers shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrowers in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

     (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate

BLU-69367_7/ZRM1343/PNC008-129635                                012000/11:12
                                       21

     Loans, the obligation of such Lender to make Eurodollar Rate Loans hereunder shall forthwith be canceled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate the applicable Lender for any loss or expense sustained or incurred by such Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the applicable Lender to Borrowing Agent shall be conclusive absent manifest error.

     2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrowers on the day so requested by way of credit to Borrowers' operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrowers, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.4 Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrowers in the sum equal to such Lender's Commitment Percentage of Three Million One Hundred Thousand Dollars ($3,100,000.00). The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence and during the continuance of an Event of Default under this Agreement or termination of this Agreement:

     (a) The principal balance of the Term Loan shall be repaid in equal installments of One Hundred Fifty-Five Thousand Dollars ($155,000.00) each, payable on the first day of each calendar quarter commencing on January 1, 2000.

     (b) In addition to the foregoing, Borrowers shall pay to Agent for the ratable benefit of Lenders an amount equal to fifty percent (50%) of the Excess Cash Flow for each fiscal year of Borrowers, payable upon delivery to Agent of the annual financial statements referred to in Section 9.7 below, but in no event later than the ninety (90) Business Day following the end of each such fiscal year, commencing with Borrowers' fiscal year ending December 31, 1999. Borrowers shall provide Agent with a calculation of the Excess Cash Flow together with each such payment, which shall be in form and content reasonably satisfactory to Agent and which shall be certified by

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 22
     the Chief Financial Officer of HMG to be complete and accurate. Each payment in respect of the Excess Cash Flow shall be applied to the principal payments due under the Term Loan in the inverse order of their maturities.

     (c) On August 27, 2004, Borrowers shall pay to Agent for the ratable benefit of Lenders, in full, the remaining principal balance of the Term Loan, all accrued and unpaid interest thereon and all other sums due in connection therewith.

     The Term Loan shall be evidenced by secured promissory notes (collectively, "Term Note") delivered to the Lenders from time to time in substantially the form attached hereto as Exhibit 2.4.

     2.5 Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of the (a) Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (b) Formula Amount less the aggregate amount of outstanding Letters of Credit.

     2.6 Repayment of Advances.

     (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 above and in the Term Note.

     (b) Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, Borrowers agree that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after the Business Day Agent receives such payments. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

     (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.

     (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.7 Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be

BLU-69367_7/ZRM1343/PNC008-129635                                   012000/11:12
                                       23
     immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.8 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.9 Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit for the account of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of the outstanding (a) Revolving Advances, plus (b) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed One Million Dollars ($1,000,000.00) in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest.

     2.10 Issuance of Letters of Credit.

     (a) Borrowing Agent, on behalf of any Borrower, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent and such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of any Borrower, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

     (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months after such Letter of Credit's date of issuance and in no event

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 24
     later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

     (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

     (d) Agent shall have absolute discretion whether to accept any draft. Without in any way limiting Agent's absolute discretion whether to accept any draft, Borrowing Agent will not present for acceptance any draft, and Agent will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by any Borrower not in the ordinary course of its business, (ii) that involve a sale to an Affiliate of any Borrower, (iii) that involve any purchase for which Agent has not received all related documents, instruments and forms reasonably requested by Agent, (iv) for which Agent is unable to locate a purchaser in the ordinary course of business on standard terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

     2.11 Requirements For Issuance of Letters of Credit.

     (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or Borrowers' instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct.

     (b) Borrowing Agent shall authorize and direct any Issuer to name the relevant Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowers shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

     (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrowers hereby appoint Agent, or its designee, as its attorney, with full power and authority during the continuance of an Event of Default or if Borrowers fail to do so promptly upon request of Agent (unless Borrowers' failure is for good cause reasonably satisfactory to Agent)
(i) to sign and/or endorse any Borrower's name upon any warehouse or other receipts,

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 25
     letter of credit applications and acceptances; (ii) to sign any Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of any Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of any Borrower for such purpose; and (iv) to complete in any Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

     (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrowers of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

     2.12 Additional Payments. Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

     2.13 Manner of Borrowing and Payment.

     (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be advanced according to the applicable Commitment Percentages of Lenders.

     (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including repayment) by Borrowers on account of the principal of and interest on the Term Note, shall be

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 26
     applied to the Term Loan pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

     (c) (i) Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrowers on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and
(x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

     (ii) Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate or Term Loan Rate, as the case may be, on outstanding Advances which it has funded.

     (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. If not objected to by any Lender within seven (7) days of receipt thereof, such certificate of Agent shall be conclusive in the absence of manifest error.

     (d) If any Lender or Participant (a "Benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 27
     all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make available to Agent the amount which would constitute such Lender's applicable Commitment Percentage of the Advances, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times
(ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

     2.14 Use of Proceeds. Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness owed to Congress Financial Corp., (ii) pay fees and expenses relating to this transaction, (iii) provide for their working capital needs and other general corporate purposes in the ordinary course of business and (iv) fund the costs of Permitted Acquisitions, subject to the conditions set forth in this Agreement with respect to the use of Advances for Permitted Acquisitions.

     2.15 Defaulting Lender.

     (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

     (b) Advances shall be incurred pro rata from Lenders (the "Non- Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 28
     of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

     (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this
Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

     (d) Other than as expressly set forth in this Section 2.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section
2.15 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

     (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused such Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement. 3. INTEREST AND FEES.

     3.1 Interest. Interest on Advances shall be payable in arrears on the last day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (a) with respect to Revolving Advances, the applicable Revolving Interest Rate and (b) with respect to the Term Loan, the applicable Term Loan Rate. Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the Revolving Interest Rate and the Term Loan Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at a rate equal to two percent (2%) per annum in excess of the applicable Revolving Interest Rate or Term Loan Rate, as the case may be, otherwise in effect (the "Default Rate").

     3.2 Letter of Credit Fees.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 29

     (a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit in an amount equal to (i) 1/2% of the face amount of each documentary Letter of Credit plus all other charges customarily charged by Lenders in connection therewith, (ii) for the period from and excluding the date of issuance of same to and including the date of expiration or termination, the average daily face amount of each outstanding standby Letter of Credit multiplied by 1 1/2% per annum, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     On demand after the occurrence and during the continuance of an Event of Default or expiration of the Term, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and Borrowers hereby irrevocably authorize Agent, in its discretion, on Borrowers' behalf and in Borrowers' name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrowers, in the amounts required to be made by Borrowers, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrowers coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrowers mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrowers may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement or the cure of any Event of Default that gave rise to the creation of such account; provided, however, that, as long as no Event of Default shall have occurred and be continuing, upon the cancellation, expiration or termination of any Letter of Credit that was outstanding at the time such account was required to be established and was used in calculating the amount Borrowers were required to deposit into such account, Borrowers shall be entitled to withdraw from such account an amount equal to one hundred and five percent (105%) of the amount of such Letter of Credit.

     3.3 Closing Fee. Borrowers shall pay to Agent a closing fee in the amount set forth in the Fee Letter.

     3.4 Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to one-fourth of one percent (.25%) per annum on the amount by which the Maximum

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 30

     Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each month.

     3.5 Collateral Monitoring Fee. Borrowers shall pay to Agent a collateral monitoring fee in the amount set forth in the Fee Letter.

     3.6 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate or Term Loan Rate, as the case may be, during such extension.

     3.7 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.8 Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.8, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

     and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 31
     respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

     3.9 Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

     (a) reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or

     (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be canceled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrowers shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

     3.10 Capital Adequacy.

     (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.10, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans ) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 32
     return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.10 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

     (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to
Section 3.10(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

     4. COLLATERAL; GENERAL TERMS.

     4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

     4.2 Perfection of Security Interest. Borrowers shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of collateral assignment as Agent may reasonably specify, and stamping or marking, in such manner as Agent may reasonably specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements reasonably satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and collateral assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of the relevant Borrower in accordance with Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 33

     4.3 Disposition of Collateral. Borrowers will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except the sale of Inventory in the ordinary course of business.

     4.4 Preservation of Collateral. Following the occurrence and during the continuance of a Default or Event of Default and in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Borrowers shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent's reasonable expenses of preserving the Collateral, including any reasonable expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

     4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) the relevant Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrowers or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects as regards information represented or warranted therein by the relevant Borrower; (c) all signatures and endorsements of any Borrower that appear on such documents and agreements shall be genuine and such Borrower shall have full capacity to execute same; and (d) Borrowers' Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business.

     4.6 Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrowers shall not, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrowers shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time after and during the continuance of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 34
     to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. With respect to (i) cash or checks in which Agent holds a security interest, Borrowers shall, and Agent may, at its option, and (ii) documents or instruments in which Agent holds a security interest, Borrowers shall, at Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding such cash, checks, documents or instruments to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

     4.7 Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by such Borrower.

     4.8 Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities. 4.9 Compliance with Laws. Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Borrower. The assets of each Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of such Borrower so that such insurance shall remain in full force and effect.

     4.10 Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 35
     the operation of such Borrower's business. Agent, any Lender and their agents may enter upon any of any Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of any Borrower's business. Provided no Event of Default shall have occurred and be continuing, Agent and Lenders shall (a) give the relevant Borrower reasonable prior notice of any such inspections under this Section 4.10 and (b) use their best efforts not to interfere with any Borrower or the normal operation or conduct of its business during any inspections under this Section 4.10.

     4.11 Insurance. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers reasonably acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amount as is customary in the case of companies engaged in businesses similar to such
Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies and the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate lender's loss payable and standard mortgagee endorsements in form and substance reasonably satisfactory to Agent, naming Agent as loss payee and insured mortgagee as its interests may appear, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and each Borrower to make payment for such loss to Agent and not to the relevant Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. If an Event of Default has occurred and is continuing, or if Borrowers have failed to do so within a reasonable period of time after any loss or damage to Collateral, Agent is hereby authorized to adjust and compromise claims under insurance coverage with respect to the Collateral. All loss recoveries received by Agent upon any such insurance may be applied to the outstanding Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand to the extent the same is then due and payable hereunder.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 36

     4.12 Failure to Pay Insurance. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

     4.13 Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or that Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's reasonable opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to such Borrower pay such taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

     4.14 Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so; provided, however, that no Borrower shall be deemed in violation or breach of the foregoing as a result of such Borrower's termination or failure to renew any lease, or allowing any lease to expire or terminate, with respect to any property (real or personal) for which such Borrower no longer has a required use.

     4.15 Receivables.

     (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide obligation incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

     (b) Solvency of Customers. Each Customer, to the best of Borrowers' knowledge, as of the date each Receivable for such Customer is created, is and will be solvent and able to pay all Receivables on which such Customer is obligated in full when due or, with respect to such Customers who are not solvent, the relevant Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 37

     (c) Locations of Borrower. The chief executive office of each Borrower is identified on Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office or at such other locations(s) as may be specified in Schedule 4.15(c).

     (d) Collection of Receivables. Until any Borrower's authority to do so is terminated by written notice to such effect from Agent (which notice Agent may give at any time following the occurrence and during the continuance of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Lenders' best interest to do so), each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with such Borrower's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received on account of, or representing payment with respect to, any Receivables or the proceeds of any other Collateral.

     (e) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of a Default or Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, during the continuation of an Event of Default, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's reasonable collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

     (f) Power of Agent to Act on Borrower's Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment for Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables of such Borrower, drafts against Customers, assignments and verifications of Receivables of such Borrower; (iii) to send verifications of Receivables of such Borrower to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed reasonably necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) upon the occurrence and during the continuance of an Event of Default or a Default, to demand payment of the Receivables of such Borrower; (vi) upon the occurrence and during the continuance of an Event of Default or a Default, to enforce payment of the Receivables of such Borrower by legal proceedings or otherwise; (vii) upon the occurrence and during the continuance of an Event of Default, to exercise all of such Borrower's rights and remedies with respect to the collection of the

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 38

     Receivables of such Borrower and any other Collateral; (viii) upon the occurrence and during the continuance of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables of such Borrower; (ix) upon the occurrence and during the continuance of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables of such Borrower; (x) upon the occurrence and during the continuance of an Event of Default or a Default, to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer of such Borrower; (xi) upon the occurrence and during the continuance of an Event of Default, to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables of such Borrower; and (xii) upon the occurrence and during the continuance of an Event of Default or a Default, to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time after and during the continuance of an Event of Default to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower; provided, however, that, forthwith after receipt of any such mail by Agent or any designee of Agent, Agent shall (subject to its right to retain copies thereof) deliver or cause to be delivered to Borrowing Agent all such mail other than payments with respect to any of the Collateral.

     (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting Borrowers' liability hereunder.

     (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by the relevant Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by such Borrower and be reasonably acceptable to Agent. Each Borrower shall issue to the relevant bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and the relevant Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 39
     respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

     (i) Adjustments. No Borrower will, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for such compromises, adjustments, returns, discounts, credits and allowances are consistent with compromises, adjustments, returns, discounts, credits and allowances that have been granted, given or accepted by such Borrower in the ordinary course of business.

     4.16 Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with, to the extent applicable, the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.17 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value (net of market value depreciation) and operating efficiency of the Equipment shall be maintained and preserved; provided, however, that no Borrower shall be obligated to maintain or repair any Equipment that is or has become obsolete or that otherwise is not necessary for the proper operation of such Borrower's business. Each Borrower shall provide Agent a report on a quarterly basis and in detail reasonably satisfactory to Agent regarding any Equipment that such Borrower has deemed obsolete or otherwise not necessary for the proper operation of such Borrower's business. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

     4.18 Exculpation of Liability. Except for the appointment of Agent as attorney-in-fact for Borrowers under this Agreement, nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

     4.19 Environmental Matters.

     (a) Each Borrower shall ensure that its Real Property remains in compliance with all Environmental Laws and shall not place or permit to be placed any Hazardous Substances on any such Real Property except as not prohibited by applicable law or appropriate governmental authorities.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 40

     (b) Each Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

     (c) Each Borrower shall (i) employ in connection with the use of its Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at its Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Each Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by such Borrower in connection with the transport or disposal of any Hazardous Waste generated at its Real Property.

     (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at its Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at such Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting such Real Property or such Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which such Real Property is located or the United States Environmental Protection Agency (any such Person hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which such Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in such Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

     (e) Each Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by such Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Borrower and the Authority regarding such claims to Agent until the claim is settled. Each Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at its Real Property that such Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in such Real Property and the Collateral.

     (f) Each Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting its Collateral or Real Property to any Lien other than a Permitted Encumbrance. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or such Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 41
     sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto such Borrower's Real Property (or authorize third parties to enter onto such Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any reasonable sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Revolving Interest Rate for Domestic Rate Loans shall be paid upon demand by such Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any Other Documents.

     (g)  Promptly  upon the  written  request of Agent from time to time,  each
Borrower shall provide Agent with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within such Borrower's Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. Agent shall have the right to require such Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses. Provided that (i) an Event of Default shall have occurred and be continuing,
(ii) Agent or any Lender shall have a reasonable good faith belief that any Borrower has failed to comply with any Environmental Law or (iii) a Hazardous Discharge has occurred with respect to such Borrower's Real Property, the costs of any such assessments or audit reports shall be paid by Borrowers.

     (h) Borrowers shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender or any officer, employee, agent or other representative of Agent or any Lender. Borrowers' obligations under this Section
4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 42

     (i) For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include the property described on Schedule 4.19 hereto and all of each Borrower's right, title and interest in and to its other owned and leased premises.

     4.20 Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public.

     5. REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants as follows:

     5.1 Authority; Ownership. Such Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and such Other Documents (a) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's Certificate of Incorporation, Bylaws or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower is a party or by which it or its property may be bound. The holders of all ownership interests in such Borrower (except HMG Worldwide) are as listed on Schedule 5.1.

     5.2 Formation and Qualification.

     (a) Such Borrower is duly formed and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a), which states constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Such Borrower has delivered to Agent true and complete copies of its Certificate of Incorporation and Bylaws and will promptly notify Agent of any amendment or change thereto.

     (b) The only Subsidiaries of such Borrower are listed on Schedule 5.2(b).

     5.3 Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Borrower's execution of this Agreement and such Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 43

     5.4 Tax Returns. Such Borrower's federal tax identification number is set forth on Schedule 5.4. Such Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable by it. Federal, state and local income tax returns of such Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31,1989. The provision for taxes on the books of such Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and such Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.5 Financial Statements.

     (a) The pro forma consolidated and consolidating balance sheet of HMG Worldwide (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and the Other Documents (the "Transactions") and is accurate, complete and correct in all material respects and fairly reflects the financial condition of each Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of HMG Worldwide. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

     (b) The twelve-month cash flow projections of HMG Worldwide, on a consolidated and consolidating basis, and its projected consolidated and consolidating balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of HMG Worldwide, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet are hereinafter referred to collectively as the "Pro Forma Financial Statements".

     5.6 Name. Such Borrower has not been known by any other name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has such Borrower been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as shown on Schedule 5.6.

     5.7 O.S.H.A. and Environmental Compliance.

     (a) Such Borrower has duly complied in all material respects with, and except as disclosed in Schedule 5.7(a), its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to such Borrower or

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 44
     relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

     (b) Such Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

     (c) (i) Except as disclosed in Schedule 5.7(a), there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within such Borrower's Real Property or any premises leased by such Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on such Real Property or any premises leased by such Borrower; (iii) neither such Real Property nor any premises leased by such Borrower has, to such Borrower's knowledge, ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on such Real Property or any premises leased by such Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of such Borrower or of its tenants.

     5.8 Solvency; No Litigation, Violation, Indebtedness or Default.

     (a) After giving effect to the Transactions, Borrowers on a consolidated basis will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their businesses and all businesses in which they are about to engage, and (i) as of the Closing Date, the aggregate fair present saleable value of Borrowers' assets, calculated on a going concern basis, is in excess of the amount of their consolidated liabilities and (ii) subsequent to the Closing Date, the aggregate fair saleable value of Borrowers' assets
(calculated on a going concern basis) will be in excess of the amount of Borrowers' liabilities on a consolidated basis.

     (b) Except as disclosed in Schedule 5.8(b), such Borrower has no (i) pending or threatened litigation, arbitration, actions or proceedings which involve the reasonable possibility of having a Material Adverse Effect on such Borrower, and (ii) liabilities nor indebtedness for borrowed money or capitalized lease obligations other than the Obligations.

     (c) Such Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on such Borrower, nor is such Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal in a manner that could reasonably be expected to have a Material Adverse Effect on such Borrower.

     (d) Neither such Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and such Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 45
     to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither such Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan has occurred, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither such Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the current value of such assets and accrued benefits and other liabilities, (vi) neither such Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither such Borrower nor any member of the Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no circumstance which could give rise to any such liability has occurred,
(viii) neither such Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) such Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR '2615.3 has not been waived has occurred, (xi) neither such Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any Plan existing for the benefit of persons other than employees or former employees of such Borrower and any member of the Controlled Group, and (xii) neither such Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980. 5.9 Patents,
Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by such Borrower are set forth on
Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and such Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by such Borrower and all trade secrets owned by such Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by such Borrower, such Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 46

     Notwithstanding anything contained herein to the contrary, no Borrower makes any representation or warranty as to (A) whether any patent, patent application, trademark, trademark application, service mark, service mark application, copyright, copyright application, design right, trade name, assumed name, trade secret, license or other intellectual property (all of the foregoing, collectively, "Intellectual Property") not owned by such Borrower is valid or has been duly registered or filed, (B) whether there is currently pending or threatened any objection or challenge to any Intellectual Property not owned by such Borrower or (C) whether such Borrower has (under any escrow agreement or otherwise) any source or object code related to any word-processing, accounting, inventory or other software that is marketed generally to the public or that otherwise has not been created expressly or exclusively for such Borrower.

     5.10 Licenses and Permits. Except as set forth in Schedule 5.10, such Borrower is in compliance with, and has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Borrower.

     5.11 Default of Indebtedness. Except as set forth on Schedule 5.11, such Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12 No Default. Except as set forth on Schedule 5.12, such Borrower is not in default in the payment or performance of any of its contractual obligations and no Default has occurred. 5.13 No Burdensome Restrictions. Such Borrower is not party to any contract or agreement the performance of which is reasonably expected to have a Material Adverse Effect on such Borrower. Such Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14 No Labor Disputes. Such Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of such Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

     5.15 Margin Regulations. Such Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 47

     5.16 Investment Company Act. Such Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.17 Disclosure. No representation or warranty made by such Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein, in the circumstances in which they are made, not misleading. There is no currently existing condition known to such Borrower or which reasonably should be known to such Borrower which such Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on such Borrower.

     5.18 Swaps. Such Borrower is not a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

     5.19 Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on such Borrower or affecting its Collateral conflicts with, or requires any Consent which has not already been obtained or waived as a condition to, or would in any way prevent the execution, delivery or performance by such Borrower of, the terms of this Agreement or the Other Documents to which it is a party.

     5.20 Application of Certain Laws and Regulations. Neither such Borrower nor any Affiliate of such Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services and that would proscribe or otherwise restrict such Borrower entering into this Agreement, any of the Other Documents to which such Borrower is a party or performing its obligations hereunder or thereunder.

     5.21 Business and Property of Borrower. Upon and after the Closing Date, such Borrower does not currently propose to engage in any business other than the business in which it (directly or through any Subsidiary or Affiliate) is currently engaged or similar businesses and activities necessary to conduct the foregoing. On the Closing Date, such Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

     5.22 Year 2000. Such Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address, on a timely basis, the risk that certain computer applications used by such Borrower or its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). To the

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 48
     best of such Borrower's knowledge, the Year 2000 Problem will not result in any Material Adverse Change to such Borrower.

     5.23  Interrelatedness  of  Borrowers.  The  business  operations  of  each
Borrower are interrelated and complement one another, and Borrowers have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities and transactions. To permit Borrowers' uninterrupted and continuous operations, Borrowers now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of Advances will directly or indirectly benefit each Borrower, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

     6. AFFIRMATIVE COVENANTS.

     Each Borrower shall, until payment in full of the Obligations and termination of this Agreement, jointly and severally with the other Borrowers:

     6.1 Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

     6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower; and
(c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

     6.3 Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to such Borrower which could reasonably be expected to have a Material Adverse Effect on such Borrower.

     6.4 Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 49
     with any Receivable arising out of contracts between such Borrower and the United States, any state or any department, agency or instrumentality of any of them.

     6.5 Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.05 to 1.0 as of the end of each fiscal quarter, calculated on a rolling four-quarter basis commencing with the four-quarter period ending September 30, 1999.

     6.6 Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, promptly following demand therefor, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

     6.7 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary.

     6.8 Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is stated herein to be applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.9 Interest Rate Protection. On or before October 27, 1999, Borrowers shall enter into a "swap agreement" which provides for interest rate protection for a period of at least five (5) years for an amount not less than Five Million Dollars ($5,000,000.00), and otherwise on terms and conditions reasonably satisfactory to Lenders. The Borrowers entering into and/or performing any such "swap agreement" shall be permitted under this Agreement and, notwithstanding anything contained in this Agreement or in any Other Document to the contrary, shall not constitute a breach or violation of, or default under, any representation, warranty, covenant or other agreement set forth in this Agreement or in any Other Document.

     7. NEGATIVE COVENANTS.

     No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 50

     7.1 Merger, Consolidation, Acquisition and Sale of Assets.

     (a) Except with respect to any Permitted Acquisition, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or ownership interests of any Person or permit any other Person to consolidate with or merge with it.

     (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business.

     7.2 Creation of Liens. Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

     7.3 Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except the endorsement of checks in the ordinary course of business and the guarantee by any Borrower of the Permitted Acquisition Indebtedness of another Borrower, which guarantee must be on terms and conditions satisfactory to Required Lenders.

     7.4 Investments. Except with respect to any Permitted Acquisition, purchase or acquire obligations or stock of, or any other interest in, any Person, except
(a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating),
(c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

     7.5 Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate; provided, however, as long as no Event of Default shall have occurred and be continuing, any Borrower (a) may make advances, loans or extensions of credit to any other Borrower and (b) shall be entitled to make advances, loans or extensions of credit (in an aggregate amount, when aggregated with similar advances, loans or extensions of credit made by the other Borrowers, not to exceed $300,000.00) to employees of one or more of the Borrowers.

     7.6 Distributions. Declare, pay or make any distribution on any of its ownership interests or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its ownership interests, or of any options to purchase or acquire any such shares of its ownership interests. Notwithstanding anything contained herein to the contrary and subject to the provisions of this Agreement regarding Change of Control and Change of Ownership, each Borrower shall be entitled (a) to issue any preferred stock (whether or not convertible into common stock or

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 51
     other securities of such Borrower), (b) to grant and issue stock options and warrants, under any of the employee stock option plans described on Schedule 7.6, a true and complete copy of which has been delivered to Agent or any other stock option plan of any Borrower adopted after the date hereof, true and complete copies of which shall be delivered to Agent promptly after the adoption thereof by such Borrower, (c) upon the conversion of any security convertible into, or the exercise of any security exercisable for, any security of such Borrower, to issue the security of such Borrower into which such security is convertible or for which such security is exercisable and (d) as part of any Permitted Acquisition or otherwise, to issue any share of its capital stock.

     7.7 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders, (ii) Permitted Acquisition Indebtedness, (iii) Indebtedness described on Schedule 7.7 and (iv) Indebtedness in respect of Additional Convertible Notes.

     7.8 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted under this Agreement purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.9 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

     7.10 Leases. Enter as lessee into any lease arrangement for real or personal property if after giving effect thereto, aggregate annual rental payments for all leased property would exceed Two Million Dollars ($2,000,000.00) in any one fiscal year.

     7.11 Subsidiaries. Except in connection with or as part of any Permitted Acquisitions, (a) form any Subsidiary or (b) enter into any partnership, joint venture or similar arrangement.

     7.12 Fiscal Year and Accounting Changes. Change its fiscal year from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

     7.13 Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement or business similar thereto.

     7.14 Amendment of Certificate of Incorporation; By-Laws. Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws if the same could reasonably be expected to have a Material Adverse Effect on such Borrower.


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 52

     7.15 Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d) and Plan(s) adopted by any Borrower after the date hereof, which must be reasonably satisfactory to Required Lenders, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code,  (iii) except as set forth on
Schedule 7.15 hereto, incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of such Borrower or any member of the Controlled Group or the imposition of a lien on the property of such Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan (provided that as long as Borrowers are in compliance with the current funding requirements with respect to the funding deficiency described on Schedule 7.15, Borrowers shall not be deemed to be in breach of this covenant), or (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.16 Capital Expenditures. Borrowers will not cause, suffer or permit Borrowers' aggregate Capital Expenditures to exceed Two Million Dollars ($2,000,000.00) during any fiscal year, exclusive of any Capital Expenditure made in conjunction with any Permitted Acquisition. Such permitted Capital Expenditures are on a non-cumulative basis as to unused portions for any fiscal year.

     8. CONDITIONS PRECEDENT.

     8.1 Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

     (a) Note. Agent shall have received the Note duly executed and delivered by an authorized officer of Borrowers;

     (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 53
     filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence reasonably satisfactory to it, of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

     (c) Corporate Proceedings of Borrower. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors or shareholders of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note and any related agreements (collectively the "Documents") and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral, in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

     (d) Incumbency Certificates of Borrower. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing this Agreement, any certificate or other documents to be executed and delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

     (e) Certificates. Agent shall have received a copy of the Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction together with a copy of the By-Laws of each Borrower certified as accurate and complete by the Secretary of such Borrower;

     (f) Good Standing Certificates. Agent shall have received good standing certificates for each Borrower dated not more than twenty (20) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

     (g) Legal Opinion. Agent shall have received the executed legal opinion of Borrowers' counsel in form and substance reasonably satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinion to Agent and Lenders;

     (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect on such Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 54

     (i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i).

     (j) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals with respect to such Collateral as Lenders shall require, the results of which shall be reasonably satisfactory in form and substance to Agent.

     (k) Fees. Agent shall have received or shall be entitled to deduct from Borrowers' Account, all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof and in the Fee Letter;

     (l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statement which shall be reasonably satisfactory in all respects to Agent;

     (m) Insurance. Agent shall have received, in form and substance reasonably satisfactory to Agent, certified copies of each Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as lenders' loss payee and insured mortgagee, and certified copies of each Borrower's liability insurance policies, together with endorsements naming Agent as additional insured;

     (n) Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

     (o) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions reasonably acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

     (p) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall reasonably deem necessary;

     (q) No Adverse Material Change. (i) Since the date of Borrowers' most recent financial statements delivered to Agent, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Borrower and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

     (r) Contract Review. Agent shall have reviewed all material contracts of each Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements, and such contracts and agreements shall be reasonably satisfactory in all material respects to Agent;

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 55

     (s) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties of such Borrower set forth in this Agreement and the Other Documents to which such Borrower is a party are true and correct on and as of such date, (ii) such Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and such Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

     (t) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables, Eligible Inventory and Eligible Securities is sufficient in value and amount to support Advances in the amount requested by Borrowing Agent on the Closing Date; (u) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00);

     (v) Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company reasonably satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

     (w) Environmental Reports. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms reasonably acceptable to Agent with respect to all Real Property, in form and content reasonably satisfactory to Agent;

     (x) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements reasonably satisfactory to Agent with respect to all premises leased by Borrowers at which Inventory is located;

     (y) Mortgage. Agent shall have received in form and substance reasonably satisfactory to Agent (i) an executed Mortgage and (ii) surveys with respect to the Real Property; (z) Securities. [INTENTIONALLY OMITTED]

     (aa) Convertible Notes. Evidence that the aggregate outstanding principal balance under the Convertible Notes is not less than $5,000,000.00, together with true and complete copies of the Convertible Notes and all material documents in connection therewith, all of which must be on terms and conditions reasonably satisfactory to Agent; and

     (bb) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions, shall be reasonably satisfactory in form and substance to Agent and its counsel.

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 56

     8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

     (a) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, or the reason for any such representations and warranties no longer being true and correct in all material respects shall have been disclosed to and approved by the Required Lenders or all Lenders, as applicable;

     (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made on such date; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

     (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

     Each request for an Advance by Borrowing Agent hereunder shall constitute a representation and warranty by Borrowers as of the date of such Advance that the conditions contained in this subsection (except the approval by the Required Lenders or Lenders as contemplated by clause (a) above) shall have been satisfied.

     9. INFORMATION AS TO BORROWER

     Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1 Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially and adversely affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, such Borrower's reclamation or repossession of, or the return to such Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

     9.2 Schedules. Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules and (c) perpetual Inventory reports. In addition, such Borrower will deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 57
     information regarding the Collateral as Agent may reasonably require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it reasonably considers advisable and do whatever it may reasonably deem necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to Agent and executed by such Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and such Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

     9.3 Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a certificate signed by the President of such Borrower stating, to the best of his knowledge, that such Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent such Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

     9.4 Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting such Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on such Borrower.

     9.5 Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrowers as of the date of such statements or the periods covered thereby; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject such Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by such Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of such Borrower which could reasonably be expected to have a Material Adverse Effect on such Borrower; in each case describing the nature thereof and the action such Borrower proposes to take with respect thereto.

     9.6 Government Receivables. Notify Agent immediately if any of its Receivables arises out of contracts between such Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

     9.7 Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year of Borrowers, audited financial statements of Borrowers, on a consolidated and a consolidating basis, including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 58
     balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and reasonably satisfactory to Agent (the "Accountants"). The independent certified public accounting firm of Friedman Alpern & Green LLP is currently satisfactory to Agent. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Section
6.5 hereof. In addition, the reports shall be accompanied by a certificate of each Borrower's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Section 6.5 hereof.

     9.8 Quarterly Financial Statements. Furnish Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers and unaudited statements of income and stockholders' equity and cash flow of Borrowers, on a consolidated and a consolidating basis, reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Section
6.5 hereof.

     9.9 Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Borrowers and unaudited statements of income and stockholders' equity and cash flow of Borrowers, on a consolidated and a consolidating basis, reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of the Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Section 6.5 hereof.

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 59

     9.10 Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as any Borrower shall send to its shareholders.

     9.11 Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrowers, including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of such Borrower's opening of any new office or place of business or such Borrower's closing of any existing office or place of business, and (c) promptly upon such Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which such Borrower is a party or by which such Borrower is bound.

     9.12 Projected Operating Budget. Furnish Agent, no later than thirty (30) days prior to the beginning of Borrowers' fiscal year commencing with the fiscal year beginning January 1, 2000, a month-by-month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

     9.13 Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

     9.14 Notice of Suits,  Adverse Events.  Furnish Agent with prompt notice of
(i) any lapse or other termination of any Consent issued to such Borrower by any Governmental Body or any other Person that is material to the operation of such Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by such Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of such Borrower, or if copies thereof are requested by Lender, and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to such Borrower.

     9.15 ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) such Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 60
     taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) such Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan, together with all communications received by such Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which such Borrower or any member of the Controlled Group was not previously contributing shall occur,
(v) such Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) such Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) such Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) such Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment (provided that as long as Borrowers are in compliance with the current funding requirements with respect to the funding deficiency described on Schedule 7.15, the existence of such funding deficiency shall not require notice under this Section 9.15(viii); (ix) such Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan with respect to which such Borrower is obligated has been terminated, (b) the administrator or plan sponsor of any such Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Multiemployer Plan.

     9.16 Borrowing Base Certificate. Deliver to Agent on or before the fifteenth (15th) day of each month a borrowing base certificate and related documents in form reasonably satisfactory to Agent.

     9.17 Daily Settlement Schedules. Deliver to Agent on each Business Day a sales and cash report in form reasonably satisfactory to Agent.

     9.18 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 61

     10. EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1 failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make when due any other payment, fee or charge provided for herein or in any Other Document;

     10.2 any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

     10.3 failure by any Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records;

     10.4 issuance of a notice of Lien, levy, assessment, injunction or attachment, other than a Permitted Encumbrance, against a material portion of any Borrower's property which Lien, levy, assessment, injunction or attachment shall not be bonded, discharged, stayed or dismissed within fifteen (15) days after the issuance thereof.

     10.5 except as otherwise provided for in this Article 10, failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant in this Agreement, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and Agent or any Lender, which is not cured within fifteen (15) days from the earlier of (a) the date such Borrower first has knowledge of such failure or neglect or (b) the date of receipt of written notice from Agent to Borrowing Agent of such failure or neglect;

     10.6 failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant contained in Sections 4.5, 4.6, 4.7, 4.9, 4.11, 4.15, 6.1, 6.3, 6.4, 6.5, 7.1, 7.2, 7.6, 7.7, 9.4 or 9.6 hereof;

     10.7 any judgment or judgments are rendered or judgment liens filed against any Borrower, in each case in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate, which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record;

     10.8 Any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 62
     thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws (provided that Lenders shall not be required to make any Advances during such thirty (30) day period), or (vii) take any action for the purpose of effecting any of the foregoing;

     10.9 Any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     10.10 any change in any Borrower's condition or affairs (financial or otherwise) which in Agent's reasonable opinion has a Material Adverse Effect;

     10.11 any Lien in favor of Agent or Lenders created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances);

     10.12 any Change of Control shall occur;

     10.13 a default shall occur and be continuing under the Convertible Notes, the Additional Convertible Notes or the Schutz Note;

     10.14 any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower or any Borrower shall so claim in writing to Agent;

     10.15 (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower, the continuation of which is material to the continuation of any Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on such Borrower;

     10.16 any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower therein shall have become the subject matter of litigation which might, in the reasonable opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     10.17 the operations of any of any Borrower's revenue producing facilities are interrupted at any time for more than forty-five (45) consecutive days, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance in amounts reasonably satisfactory to Lenders and (ii) receive such proceeds commencing not later than thirty

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 63

     (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if any Borrower shall be receiving the proceeds of business interruption insurance for a period of sixty (60) consecutive days;

     10.18 an event or condition specified in Sections 7.15 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the reasonable opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect on such Borrower; or

     10.19 Borrowers fail to make any payment required in respect of the funding deficiency described on Schedule 7.15 hereto or Borrowers give notice to the PBGC or any other Person required to receive such notice that Borrowers intend to miss a payment with respect thereto.

     11. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

     11.1 Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.8 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured or waived at Lenders' sole discretion), at the option of Required Lenders (as evidenced by notice to such effect to Borrowing Agent) all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Borrower. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower's premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its reasonable discretion without notice or demand, take the Collateral and remove the same to such place as Agent may reasonably deem advisable and Agent may require any Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may reasonably elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowing Agent reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 64
     any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrowers. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of any Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

     11.2 Agent's Discretion. Subject to the provisions of Section 14 below, Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

     11.3 Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Borrower's property held by Agent and such Lender to reduce the Obligations.

     11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

     12. WAIVERS AND JUDICIAL PROCEEDINGS.

     12.1 Waiver of Notice. After and during the continuance of an Event of Default, each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 65
     taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2 Delay. No delay or omission on any Borrower's, Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     13. EFFECTIVE DATE AND TERMINATION.

     13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until August 27, 2004 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon at least ninety (90) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to Three Hundred Fifty Thousand Dollars ($350,000.00) if the Early Termination Date occurs on or before February 27, 2001.

     13.2 Termination. The termination of this Agreement shall not affect any Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect,

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 66
     notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrowers have been paid or performed in full after the termination of this Agreement or Borrowers have furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to any Borrowers, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

     14. REGARDING AGENT.

     14.1 Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including, without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and, as regards any claim by any Lender, shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

     14.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 67
     inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     14.3 Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

     Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent, and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowing Agent.

     Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     14.4 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 68

     14.5 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     14.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or any Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required
Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     14.7 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

     14.8 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     14.9 Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8 and 9.9 from Borrowers pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 69

     14.10 Borrower's Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the Borrowers' obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

     15. BORROWING AGENCY.

     15.1 Borrowing Agency Provisions.

     (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

     (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to any Borrower as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful or unlawful misconduct or gross (not mere) negligence by the indemnified party.

     (c) All Obligations shall be joint and several, and Borrowers shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of Borrowers shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice not provided for herein, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by any Borrower to pay upon any notice issued pursuant thereto is, subject to the terms and conditions of this Agreement, unconditional and unaffected by prior recourse by Agent or any Lender to any Borrower or any Collateral for such Borrower's Obligations or the lack thereof.

     15.2 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, or contribution or any other claim which such

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 70

Borrower may now or hereafter have against any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to such Borrower's property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

     16. MISCELLANEOUS.

     16.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within such state. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and (subject to all rights of appeal) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by both registered mail (return receipt requested) and regular first class mail directed to Borrowing Agent and its counsel at their respective addresses set forth in Section 16.6, and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as Borrower's Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

     16.2 Entire Understanding.

     (a) This Agreement and the Other Documents contain the entire understanding among Borrowers, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the party to be charged therewith. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 71
     relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

     (i) increase the Commitment Percentage of any Lender.

     (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

     (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b).

     (iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement).

     (v) change the rights and duties of Agent.

     (vi) permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances plus Letters of Credit outstanding hereunder would exceed the Formula Amount for more than thirty (30) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.

     (vii) increase the Advance Rates above the Advance Rates in effect on the Closing Date.

     (viii) increase the Maximum Revolving Advance Amount.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent on such subsequent Event of Default.

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 72

     In the event that Agent  requests the consent of a Lender  pursuant to this
Section 16.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of receipt of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event PNC elects to require any Lender to assign its interest to PNC or to a Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or such Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or such Designated Lender, as appropriate, and Agent.

     16.3 Successors and Assigns; Participations; New Lenders.

     (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

     (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including, without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof, provided that no Borrower shall be required to pay to any Transferee more than such Transferee's applicable portion of the amount which such Borrower would have been required to pay to the Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall any Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property of such Borrower actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

     (c) Any Lender may, with the consent of Agent (which shall not be unreasonably withheld or delayed), sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions, and one or more additional banks or financial institutions may commit to make Advances hereunder (each a

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 73

     "Purchasing Lender"), in minimum amounts of not less than Five Million Dollars ($5,000,000.00), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

     (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender; and no Borrower shall have any obligation to pay or reimburse any Purchasing Lender for such fee or any portion thereof.

     (e) Each Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers, provided that such disclosure shall be subject to Section 16.15.

     16.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 74
     or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

     16.5 Indemnity. Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) that are imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto and that have occurred on account of any breach by any Borrower of this Agreement or any Other Document to which it is a party, except to the extent that any of the foregoing arises out of the willful or unlawful misconduct or gross negligence of the party being indemnified.

     16.6 Notice. Any notice or request hereunder may be given to any Borrower or Agent or any Lender at its respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) Business Days following posting thereof by certified or registered mail, postage prepaid, (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A) If to Agent or

                        PNC at:       PNC Bank, National Association
                                             Two Tower Center Boulevard
                                             East Brunswick, NJ   08816
                                             Attention: Arthur Lippens
                                             Telephone: (732) 220-4352
                                             Telecopier: (732) 220-4393


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 75
                        with a copy to:

                                      Wolf, Block, Schorr and Solis-Cohen LLP
                                      350 Sentry Parkway, Bldg. 640
                                      Blue Bell, PA 19422
                                      Attention: Richard M. Zucker, Esquire
                                      Telephone: (610) 94102465
                                      Telecopier: (610) 238-00305
                                      (If after September 1, 1999:
                                      Wolf, Block, Schorr and Solis-Cohen LLP
                                      1650 Arch Street - 24th Floor
                                      Philadelphia, PA   19103
                                      Attention: Richard M. Zucker, Esquire
                                      Telecopier: (215) 977-2334))

             (B)  If to Borrowing Agent
                  or any Borrower, at:

                                      HMG Worldwide Corporation
                                      475 Tenth Avenue
                                      New York, NY   10018
                                      Attention: Robert V. Cuddihy, Jr.
                                      Telephone: (212) 714-6251
                                      Telecopier: (212) 714-6559

                        with a copy to:

                                      Parker Duryee Rosoff & Haft
                                      529 Fifth Avenue
                                      New York, NY   10017
                                      Attention: Herbert F. Kozlov, Esquire
                                      Telephone: (212) 599-0500
                                      Telecopier: (212) 972-9487

     16.7 Survival. The obligations of Borrowers under Sections 2.2(f), 3.9, 3.10, 3.11, 4.19(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     16.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     16.9 Expenses. All reasonable costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 76
     instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Borrowers, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

     16.10 Injunctive Relief. Each Borrower recognizes that, in the event such Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     16.11 Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to Borrowers for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     16.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     16.13 Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     16.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     16.15 Confidentiality; Sharing Information.

     (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 77
     best efforts as soon as reasonably practical, and in any event prior to disclosure thereof, to notify the relevant Borrower[s] of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by Borrowers other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

     (b) Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and such Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.

     16.16 Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

                            [SIGNATURES ON NEXT PAGE]



     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 78

     Each of the parties has signed this Revolving Credit, Term Loan and Security Agreement as of the day and year first above written. HMG WORLDWIDE CORPORATION


                                        By:_______________________________
                                               Robert V. Cuddihy, Jr.,
                                               Executive Vice President


                                        HMG WORLDWIDE IN-STORE
                                        MARKETING, INC.


                                        By:___________________________________
                                               Robert V. Cuddihy, Jr.,
                                               Executive Vice President


                                        HMG/INTERMARK WORLDWIDE
                                        MANUFACTURING, INC.


                                        By:___________________________________
                                               Robert V. Cuddihy, Jr.,
                                               Executive Vice President


                                        DISPLAY DEPOT, INC.


                                        By:___________________________________
                                               Robert V. Cuddihy, Jr.,
                                               Executive Vice President


                                        HMG GRIFFITH, INC.


                                        By:___________________________________
                                               Robert V. Cuddihy, Jr.,
                                               Executive Vice President

                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12 79

                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)


                                               HMG SCHUTZ INTERNATIONAL, INC.


                                        By:___________________________________
                                               Robert V. Cuddihy, Jr.,
                                               Executive Vice President


                                            475 Tenth Avenue, New York, NY 10018


                                        PNC BANK, NATIONAL ASSOCIATION, as
                                         Lender and as Agent


                                        By:_______________________________
                                               Kevin M. Patton, Vice President

                                               Two Tower Center Boulevard
                                               East Brunswick, NJ   08816

                                        Commitment Percentage: 57.14%


                                        FIRSTAR BANK, N.A.



                                        By: _________________________________
                                        Name/Title: ___________________________

                                               1350 Euclid Avenue, 8th Floor
                                               Cleveland, OH   44115

                                        Commitment Percentage: 42.86%


     BLU-69367_7/ZRM1343/PNC008-129635 012000/11:12
                                                        80

                         List of Exhibits and Schedules

Exhibits

Exhibit 2.1(a)    Revolving Credit Note
Exhibit 2.4       Term Note
                    Exhibit 5.5(b)    Financial Projections
                    Exhibit 8.1(i)    Financial Condition Certificate
                  Exhibit 16.3      Commitment Transfer Supplement

Schedules

                    Schedule 1.2    Permitted Encumbrances
                    Schedule 4.5    Equipment and Inventory Locations
Schedule 4.15(c)  Location of Executive Offices
                    Schedule 4.19   Real Property
                    Schedule 5.1    Holders of Ownership Interests
                    Schedule 5.2(a)    States of Qualification and Good Standing
                    Schedule 5.2(b)    Subsidiaries
                    Schedule 5.4    Federal Tax Identification Number
                    Schedule 5.6    Prior Names
                    Schedule 5.7(a) Compliance Issues
                    Schedule 5.8(b)    Litigation
                    Schedule 5.8(d)    Plans
                    Schedule 5.9    Intellectual Property
                    Schedule 5.10   Licenses and Permits
                    Schedule 5.11   Contested Defaults
                    Schedule 5.12   Defaults under Contractual Obligations
                    Schedule 5.14   Labor Disputes
                    Schedule 7.6    Employee Stock Option Plan
                    Schedule 7.7    Permitted Indebtedness
                    Schedule 7.15   Accumulated Funding Deficiency